Exhibit 3.1   ARTICLES OF INCORPORATION



                            ARTICLES OF INCORPORATION
                                       OF
                           URANIUM EXPLORATION COMPANY
                           ---------------------------

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    KNOW ALL MEN BY THESE PRESENTS That we, the undersigned, citizens of the
United States of America, each over the age of twenty-one years, do here by voluntarily associate ourselves together for the purpose of forming a domestic corporation under and by virtue of the laws of the State of Idaho, and we do hereby make, sign, acknowledge and file these Articles of Incorporation, as follows:

                                   ARTICLE I.

    The name of this corporation is, and shall be, URANIUM EXPLORATION COMPANY.

                                   ARTICLE II.

    The objects and purposes for which this Corporation is formed are as principals, agents or otherwise, to do in any part of the world any and every of the things herein set forth or permitted by law to the same extent as natural persons might and could do. In furtherance and not in limitation of the general powers conferred by the laws of the State of Idaho, we do expressly provide that the Corporation shall have power;

    (a) To purchase, sell, option, own, locate, lease, or otherwise acquire, mortgage and dispose of lands, mines, mining claims and mineral rights; to own, handle and control letters patent and inventions; to use and to own, enter, apply for patents for mines, millsites, mills, water-rights, tunnels, and rights of way; to work prospect, explore, exploit and develop mines and mineral


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lands of every kind and nature and wherever the same may be situated, and to carry on every operation of the business of mining, milling and producing zinc, lead, gold, silver, uranium and any and all other metals and minerals of every kind and character and to sell and dispose of the same and the by-products thereof, and to do everything that may be necessary or proper in the conduct of the business of working such mines and mineral lands and the production of ores and to buy, sell, contract for, own, erect, and operate all mills, smelting and other ore reduction works, sawmills, machinery, roads, tramways, ditches, flumes, water rights, power plants of any and all kinds whatsoever, and to develop and use electricity for power and lighting purposes, and to file upon water rights for any and all purposes.

    (b) To take, hold, lease, mortgage, own, purchase, or acquire by operation of the law or otherwise, real property or any interest therein or appurtenant thereto, including storerooms, sawmills, store buildings and any part thereof, or any interest therein, or to sell, lease, exchange, mortgage or hypothecate real estate or any interest therein and to engage in any and all undertakings and business necessary and proper to the improvement and betterment of any of the land or real property or interest therein, owned or otherwise acquired, or to be owned or otherwise acquired by said corporation, or in any other lands in which the said corporation may have any interest, and to handle and deal in any land, interest in land, or other property or interest therein, of said corporation in any manner it may desire.

      To enter into, make, perform and carry out any and all contracts or agreements of every kind, amount and character with any person, firm, association, corporation, Federal or State government or any political subdivision, or corporation or agency thereof.

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    (d) To purchase, own, sell, convey, mortgage, pledge, exchange, acquire by operation of law or otherwise, personal property of every kind and character, debts, dues and demands or causes of action, and each and every kind of personal property, evidences of debts, bonds, stocks of this and other corporations, both public and private, which the Corporation may deem necessary and convenient for its business or otherwise.

    (e) To borrow and lend money from and to any person, firm, corporation, association, or Federal or State government or any political subdivision, or corporation or agency thereof, and to make, take and execute notes, mortgages, bonds, deeds of trust, or other evidence of indebtedness to secure payment thereof, or by any other lawful manner or means, and to take and receive notes, bonds, mortgages, deeds of trust, or any evidence of indebtedness for the use and benefit of said Corporation, or otherwise.

    (f) To own, hold, lease, or sublet, or to conduct on its own account, or for any person, firm, association, corporation, or Federal or State government or any political subdivision, or corporation or agency thereof, all and every kind of merchandise, business or property necessary or proper to carry on an account of the business of said corporation.

    (g) To build any and all necessary shops, buildings, store-rooms, boarding houses, sleeping quarters, sawmills and structures at any place proper or convenient to carry on any or all of the business of said Corporation.

    (h) To do and perform every act and thing necessary to carry out the above enumerated purposes, or calculated direct1y or indirectly to the advancements of the interest of the Corporation, or to the enhancement of the value of its stock, holdings and property of any kind or character.

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                                  ARTICLE III.

    The corporate existence of this corporation shall be perpetual.

                                   ARTICLE IV.

    The location and post office address of the Corporation's registered office in the State of Idaho, shall be WALLACE, Idaho.

                                   ARTICLE V.

    The total authorized number of par value shares is 10,000,000, having a part value of 5(cent) (five cents) per share, or an aggregate value of $500,000.00. Said shares shall all be of the same class and every share of said stock shall be equal in all respects to every other of said shares. Notwithstanding the provisions of Section 30-120, Idaho Code, the Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation.

                                   ARTICLE VI.

    The corporate powers of the corporation shall be vested in a Board of Directors of not less than three, and no more than seven members, who shall be elected annually by the shareholders and who shall serve until the election and qualification of their successors. No person shall serve as a director of this corporation who is not a shareholder therein. Directors who are to serve for the first corporate year shall be selected by the incorporators. Unless otherwise determined by the shareholders, the Board of Directors, by resolution, shall from time to time fix the number of directors within the limits herein provided.

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                                  ARTICLE VII.

    The names, post office addresses, and number of share subscribed by each of the incorporators, are as follows:

Name                       Address                   No. of Shares
----                       -------                   -------------
R.J. Bruning               Wallace, Idaho                1000
Don McClary                Wallace, Idaho                1000
Piatt Hull                 Wallace, Idaho                1000



                                  ARTICLE VIII.

    In addition to the power conferred upon the shareholders by law to make, amend or repeal By-Laws for this corporation, the Directors shall have the power to repeal and amend the By-Laws and adopt new By-Laws, but such powers may be executed only by a majority of the whole Board of Directors.

                                   ARTICLE IX.

    A Director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer, or firm of which any director or officer is a member, or any other corporation of which any director or officer is a shareholder, officer or director, is in any way interested in such transaction or contract; provided that such transaction or contract is, or shall be, authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee, if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member

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of a firm so interested, or who is a shareholder, or who is a member of a firm so interested; of (2) at a stockholders' meeting by a vote of a majority of the outstanding shares of stock of the corporation represented at such meeting and then entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or approval were made by the stockholders; and no director of officer shall be liable to account to the corporation for any profits realized by him through any such transaction or contract of the corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other manner then permitted by law, or invalidate or make voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.

                                   ARTICLE X.

    A voluntary sale, lease or exchange of all the assets of this corporation may be authorized by it upon such terms and conditions as shall be deemed expedient including an exchange for shares in another corporation, domestic or foreign. If the corporation is able to meet its liabilities then matured, such authorization shall be given at a meeting of shareholders, duly called for the purpose by a vote of a majority of the voting power of all shareholders. If the corporation be unable to meet its liabilities then matured, such authorization may be given by the vote of the Board of Directors.

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    Except as limited by the foregoing provisions of this article, the Board of
Directors, without consent or other action of the shareholders of the corporation, may authorize the corporation to purchase, lease or otherwise acquire, hold, mortgage, convey or assign in trust, pledge, sell, convey, lease or otherwise dispose of such property, real or personal, without, as well as within the State of Idaho, as the Board of Directors may from time to time determine to be appropriate for the conduct of the affairs of the corporation.

    IN WITNESS WHEREOF, We have hereunto set our hands and seals, in triplicate, this 6TH day of JULY, 1954.

                                           /s/ Piatt Hull
                                           -------------------------------------

                                           /s/ R. J. Bruning
                                           -------------------------------------

                                           /s/ Don C. McClary
                                           -------------------------------------



STATE OF IDAHO     )
                   ) as
County of Shoshone )

    On this 6TH day of JULY, 1954, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared PIATT HULL, R.J. BRUNING AND DON C. MCCLARY, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

    IN WITNESS WHEREOF I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

                                           /s/ signature
                                           -------------------------------------
                                           Notary Public in and for the State of
                                           Idaho, residing at Wallace, Idaho.

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